EVERGREEN SELECT FIXED INCOME TRUST

200 Berkeley Street

Boston, Massachusetts 02116

July 1, 2005

Evergreen Service Company

200 Berkeley Street

Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the “Agreement”), as defined in the Agreement, this is to notify Evergreen Service Company that Evergreen Institutional Enhanced Income Fund, a series of Evergreen Select Fixed Income Trust, hereby elects to become a Fund party to such Agreement.

                                                      EVERGREEN SELECT FIXED INCOME TRUST

                                                      on behalf of:

Evergreen Institutional Enhanced Income Fund

                                                      By:                        _______________________________

                                                                                   Elizabeth A. Smith

                                                                                   Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY

By:       ____________________________

Peggy Schooley

President

Dated as of                                                       , 2005